UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 5, 2007

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.       Material Impairments

            The following information is furnished pursuant to Item 2.06, Material Impairments.

Tripos, Inc. (the "Company") has restated its condensed consolidated financial statements included in its Quarterly Report on Form 10−Q for the fiscal quarter ended September 30, 2006 to include an impairment charge in the amount of $3.6 million which is equivalent to the loss on the sale of excess properties occurring in the fourth quarter of 2006 at the Company's Bude, England research facility.  The impairment charge represents the loss on the sale of those properties that had a net book carrying value of $4,873,000 as of September 30, 2006.

The Company was approached by a local entrepreneur late in the third quarter of 2006 with a proposal for the purchase of certain laboratory facilities.  The Company decided to pursue negotiations to sell the properties to this party during the fourth quarter.  The negotiations continued past the filing date of the Company's original quarterly report on Form 10-Q.  These negotiations indicated that the market value of the property was likely to be lower than the carrying value.

The impairment charge appears as a separate line item on the Company's Form 10-Q/A within results from operations.  The carrying value of Property and Equipment, net of accumulated depreciation has been reduced by the amount of the impairment charge.  In addition, a foot note to the financial statements is provided to indicate the originally reported figures, adjustments and resulted restated amounts.  No tax impact is reflected in the restated financial results as the Company has substantial accumulated net operating losses for which a valuation allowance has already been provided.  The potential tax benefit arising from the impairment charge is also offset by a valuation allowance.

The Company is filing a Form 10-Q/A on February 5, 2007 to reflect the effects of the restatement on the financial results for the period ended September 30, 2006.

Item 4.02.       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

            The following information is furnished pursuant to Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 30, 2007, the Audit Committee of the Board of Directors of Tripos, Inc. concluded that the Company's condensed consolidated financial statements included in its Quarterly Report on Form 10−Q for the fiscal quarter ended September 30, 2006 should be restated to include an impairment charge in the amount of $3.6 million which is equivalent to the loss on the sale of excess properties at the Company's Bude, England research facility.  The sale of the properties was accomplished through a series of transactions that were in negotiation at the time the Company filed its original report on Form 10-Q and were subsequently completed in the fourth quarter of 2006.  The impairment charge represents the loss on the sale of those properties that had a net book carrying value of $4,873,000 as of September 30, 2006.  The final terms of the transaction were substantially the same as those under negotiation at the time of our original quarterly filing.  Management and the Audit Committee of the Board of Directors have determined that the Company should amend its quarterly filing for the period ended September 30, 2006 to show the effect of the impairment to the carrying value of the property being sold.

The impairment charge appears separately on the Company's Form 10-Q/A within results from operations.  The carrying value of Property and Equipment, net of accumulated depreciation has been reduced by the amount of the impairment charge.

The Audit Committee has discussed the matters associated with the restatement disclosed in this Current Report on Form 8−K with BDO Seidman, LLP, the Company's independent registered public accounting firm.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ John D. Yingling

John D. Yingling

Sr. Vice President

Chief Financial Officer

Date: February 5, 2007